UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2020

BSQUARE CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-27687	91-1650880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 110th Ave NE, Suite 300

Bellevue, WA 98004

425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	BSQR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 11, 2020, at the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of BSQUARE Corporation (the “Company”), the Company’s shareholders considered the three proposals listed below. The final voting results for each proposal are set forth below. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2020.

1.	To elect Robert J. Chamberlain and Andrew S.G. Harries as a Class I Directors, to serve for the ensuing three years and until his or her successor is duly elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert J. Chamberlain	5,121,587	967,558	5,324,174
Andrew S.G. Harries	3,473,859	2,615,286	5,324,174

2.	To approve on an advisory basis the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,468,808	1,569,085	51,252	5,324,174

3.	To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,142,525	4,160	266,634	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Date: June 12, 2020	By:	/s/ Christopher Wheaton
Chief Financial Officer, Secretary and Treasurer